Calculation of Filing Fee Tables
S-8
KalVista Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share, 2017 Equity Incentive Plan	Other	2,036,031	$ 14.79	$ 30,112,898.49	0.0001381	$ 4,158.60
2	Equity	Common stock, par value $0.001 per share, 2017 Employee Stock Purchase Plan	Other	509,007	$ 12.57	$ 6,398,217.99	0.0001381	$ 883.60
3	Equity	Common stock, par value $0.001 per share, Amended and Restated 2021 Equity Inducement Plan	Other	400,000	$ 14.79	$ 5,916,000.00	0.0001381	$ 817.00
Total Offering Amounts:						$ 42,427,116.48		$ 5,859.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,859.20
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. Represents additional shares of common stock reserved for issuance under the Registrant's 2017 Equity Incentive Plan (the "2017 EIP") resulting from the annual 4% automatic increase in the number of authorized shares reserved for issuance under the 2017 EIP. The increase was effective as of January 1, 2026. Estimated under Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the common stock as quoted by The Nasdaq Global Market on January 16, 2026, which date is within five business days prior to the filing of the Registration Statement.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. Represents additional shares of common stock reserved for issuance under the Registrant's 2017 Employee Stock Purchase Plan (the "2017 ESPP") resulting from the annual 1% automatic increase in the number of authorized shares reserved for issuance under the 2017 ESPP. The increase was effective as of January 1, 2026. Estimated under Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the common stock as quoted by The Nasdaq Global Market on January 16, 2026, which date is within five business days prior to the filing of the Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2017 ESPP.

[3]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. Represents additional shares of common stock reserved for issuance upon the exercise of stock options and the settlement of restricted stock unit awards under the Registrant's 2021 Equity Inducement Plan, as amended and restated to be granted by the Registrant to certain employees as a material inducement to their acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated under Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the common stock as quoted by The Nasdaq Global Market on January 16, 2026, which date is within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A